SCHEDULE A

(as of December 19, 2017)

As consideration for the Adviser’s services to each of the Funds listed below, the Adviser shall receive from each Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund’s average daily net assets during the month.

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
PowerShares 1-30 Laddered Treasury Portfolio	0.25	10/02/07	10/10/07	10/11/07	04/20/18
PowerShares CEF Income Composite Portfolio	0.50	12/17/09	02/18/10	02/19/10	04/20/18
PowerShares China All-Cap Portfolio	0.70	12/19/17	[ ]	[ ]	04/20/19
PowerShares China Technology Portfolio	0.70	12/19/17	[ ]	[ ]	04/20/19
PowerShares Chinese Yuan Dim Sum Bond Portfolio	0.45	09/20/11	09/22/11	09/23/11	04/20/18
PowerShares Contrarian Opportunities Portfolio	0.35	12/17/13	01/14/14	01/15/14	04/20/18
PowerShares Developed EuroPacific Currency Hedged Low Volatility Portfolio	0.25	03/12/15	10/01/15	10/09/15	04/20/18
PowerShares DWA Developed Markets Momentum Portfolio	0.80	10/02/07	12/26/07	12/27/07	04/20/18
PowerShares DWA Emerging Markets Momentum Portfolio	0.90	10/02/07	12/26/07	12/27/07	04/20/18
PowerShares DWA Momentum & Low Volatility Rotation Portfolio	0.15	06/21/16	07/13/16	07/14/16	04/20/18
PowerShares DWA SmallCap Momentum Portfolio	0.60	06/26/12	07/18/12	07/19/12	04/20/18
PowerShares DWA Tactical International Rotation Portfolio	0.30	06/21/16	[ ]	[ ]	04/20/18
PowerShares DWA Tactical Multi-Asset Income Portfolio	0.25	03/01/16	03/03/16	03/10/16	04/20/18
PowerShares DWA Tactical Sector Rotation Portfolio	0.15	09/24/15	10/08/15	10/09/15	04/20/18
PowerShares Emerging Markets Infrastructure Portfolio	0.75	10/02/07	10/14/08	10/15/08	04/20/18

USA/Fund Grouping/PowerShares Exchange-Traded Fund Trust II/Agreements/Advisory Agreements/2017/Trust II - Advisory Agreement (Unitary Fee) with 12.19.17 schedule

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
PowerShares Emerging Markets Currency Hedged Low Volatility Portfolio	0.29	03/12/15	[ ]	[ ]	04/20/18
PowerShares Europe Currency Hedged Low Volatility Portfolio	0.25	03/12/15	05/06/15	05/07/15	04/20/18
PowerShares Emerging Markets Sovereign Debt Portfolio	0.50	10/02/07	10/10/07	10/11/07	04/20/18
PowerShares FTSE RAFI Asia Pacific ex-Japan Portfolio	0.49	04/20/07	6/25/07	06/25/07	04/20/18
PowerShares FTSE RAFI Developed Markets ex-U.S. Portfolio	0.45	04/20/07	6/22/07	06/25/07	04/20/18
PowerShares FTSE RAFI Developed Markets ex-U.S. Small-Mid Portfolio	0.49	04/20/07	9/26/07	09/27/07	04/20/18
PowerShares FTSE RAFI Emerging Markets Portfolio	0.49	04/20/07	9/26/07	09/27/07	04/20/18
PowerShares FTSE International Low Beta Equal Weight Portfolio	0.45	09/24/15	11/02/15	11/05/15	04/20/18
PowerShares Fundamental High Yield® Corporate Bond Portfolio	0.50	10/02/07	11/12/07	11/13/07	04/20/18
PowerShares Fundamental Investment Grade Corporate Bond Portfolio	0.22	06/21/11	09/14/11	09/15/11	04/20/18
PowerShares Global Agriculture Portfolio	0.75	06/20/08	09/15/08	09/16/08	04/20/18
PowerShares Global Clean Energy Portfolio	0.75	04/20/07	6/12/07	06/13/07	04/20/18
PowerShares Global Gold and Precious Metals Portfolio	0.75	06/20/08	09/15/08	09/16/08	04/20/18
PowerShares LadderRite 0-5 Year Corporate Bond Portfolio	0.22	04/18/13	09/09/14	09/10/14	04/20/18
PowerShares Global Short Term High Yield Bond Portfolio	0.35	04/18/13	06/19/13	06/20/13	04/20/18
PowerShares Global Water Portfolio	0.75	04/20/07	6/12/07	06/13/07	04/20/18

USA/Fund Grouping/PowerShares Exchange-Traded Fund Trust II/Agreements/Advisory Agreements/2017/Trust II - Advisory Agreement (Unitary Fee) with 12.19.17 schedule

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
PowerShares California AMT-Free Municipal Bond Portfolio	0.28	10/02/07	10/10/07	10/11/07	04/20/18
PowerShares National AMT-Free Municipal Bond Portfolio	0.28	10/02/07	10/10/07	10/11/07	04/20/18
PowerShares New York AMT-Free Municipal Bond Portfolio	0.28	10/02/07	10/10/07	10/11/07	04/20/18
PowerShares International BuyBack AchieversTM Portfolio	0.55	12/17/13	02/26/14	02/27/14	04/20/18
PowerShares International Corporate Bond Portfolio	0.50	04/15/10	06/02/10	06/03/10	04/20/18
PowerShares Japan Currency Hedged Low Volatility Portfolio	0.25	03/12/15	10/01/15	10/09/15	04/20/18
PowerShares KBW Bank Portfolio	0.35	09/20/11	10/31/11	11/01/11	04/20/18
PowerShares KBW High Dividend Yield Financial Portfolio	0.35	09/23/10	12/01/10	12/02/10	04/20/18
PowerShares KBW Premium Yield Equity REIT Portfolio	0.35	09/23/10	12/01/10	12/02/10	04/20/18
PowerShares KBW Property & Casualty Insurance Portfolio	0.35	09/23/10	12/01/10	12/02/10	04/20/18
PowerShares KBW Regional Banking Portfolio	0.35	09/20/11	10/31/11	11/01/11	04/20/18
PowerShares MSCI Emerging Markets Equal Country Weight Portfolio	0.70	12/19/17	[ ]	[ ]	04/20/19
PowerShares Preferred Portfolio	0.50	10/02/07	1/25/08	01/28/08	04/20/18
PowerShares PureBeta MSCI USA Portfolio	0.04	06/27/17	09/19/17	09/22/17	04/20/19
PowerShares PureBeta MSCI USA Small Cap Portfolio	0.06	06/27/17	09/19/17	09/22/17	04/20/19
PowerShares PureBeta FTSE Developed ex-North America Portfolio	0.07	06/27/17	09/19/17	09/22/17	04/20/19
PowerShares PureBeta FTSE Emerging Markets Portfolio	0.14	06/27/17	09/19/17	09/22/17	04/20/19

USA/Fund Grouping/PowerShares Exchange-Traded Fund Trust II/Agreements/Advisory Agreements/2017/Trust II - Advisory Agreement (Unitary Fee) with 12.19.17 schedule

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
PowerShares PureBeta US Aggregate Bond Portfolio	0.05	06/27/17	09/26/17	09/22/17	04/20/19
PowerShares PureBeta 0-5 Yr US TIPS Portfolio	0.07	06/27/17	09/19/17	09/22/17	04/20/19
PowerShares Russell 1000 Enhanced Equal Weight Portfolio	0.29	06/27/17	07/10/17	07/13/17	04/20/19
PowerShares Russell 1000 Equal Weight Portfolio	0.20	12/18/14	12/18/14	12/19/14	04/20/18
PowerShares Russell 1000 Low Beta Equal Weight Portfolio	0.35	09/24/15	11/02/15	11/05/15	04/20/18
PowerShares Shipping Portfolio	0.65	12/19/17	[ ]	[ ]	04/20/19
PowerShares S&P 500 ex-Rate Sensitive Low Volatility Portfolio	0.25	03/12/15	04/08/15	04/09/15	04/20/18
PowerShares S&P 500® High Beta Portfolio	0.25	12/16/10	05/02/11	05/05/11	04/20/18
PowerShares S&P 500® High Dividend Low Volatility Portfolio	0.30	09/13/12	10/17/12	10/18/12	04/20/18
PowerShares S&P 500® Low Volatility Portfolio	0.25	12/16/10	05/02/11	05/05/11	04/20/18
PowerShares S&P 500 Minimum Variance Portfolio	0.13	06/27/17	07/10/17	07/13/17	04/20/19
PowerShares S&P 500 Momentum Portfolio	0.13*	06/23/15	10/01/15	10/09/15	04/20/18
PowerShares S&P 500 Rising Rates Portfolio	0.25	12/19/17	[ ]	[ ]	04/20/19
PowerShares S&P 500 Enhanced Value Portfolio	0.13 *	06/23/15	10/01/15	10/09/15	04/20/18
PowerShares S&P 500 Value With Momentum Portfolio	0.30	03/07/17	03/30/17	04/06/17	04/20/18
PowerShares S&P Emerging Markets Momentum Portfolio	0.45	12/13/11	02/03/12	02/06/12	04/20/18
PowerShares S&P Emerging Markets Low Volatility Portfolio	0.45	12/13/11	01/12/12	01/13/12	04/20/18

*	Effective January 1, 2018, the unitary fee of each of PowerShares S&P 500 Momentum Portfolio and PowerShares S&P 500 Enhanced Value Portfolio will be reduced from 0.25% to 0.13%.

USA/Fund Grouping/PowerShares Exchange-Traded Fund Trust II/Agreements/Advisory Agreements/2017/Trust II - Advisory Agreement (Unitary Fee) with 12.19.17 schedule

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
PowerShares S&P High Income Infrastructure Portfolio	0.45	12/19/17	[ ]	[ ]	04/20/19
PowerShares S&P International Developed Low Volatility Portfolio	0.35	12/13/11	01/12/12	01/13/12	04/20/18
PowerShares S&P International Developed Momentum Portfolio	0.35	12/13/11	02/03/12	02/06/12	04/20/18
PowerShares S&P International Developed Quality Portfolio	0.29	04/20/07	6/12/07	06/13/07	04/20/18
PowerShares S&P MidCap Low Volatility Portfolio	0.25	12/16/10	2/14/13	2/15/13	04/20/18
PowerShares S&P® SmallCap Consumer Discretionary Portfolio	0.29	03/23/10	04/06/10	04/07/10	04/20/18
PowerShares S&P® SmallCap Consumer Staples Portfolio	0.29	03/23/10	04/06/10	04/07/10	04/20/18
PowerShares S&P® SmallCap Energy Portfolio	0.29	03/23/10	04/06/10	04/07/10	04/20/18
PowerShares S&P® SmallCap Financials Portfolio	0.29	03/23/10	04/06/10	04/07/10	04/20/18
PowerShares S&P® SmallCap Health Care Portfolio	0.29	03/23/10	04/06/10	04/07/10	04/20/18
PowerShares S&P SmallCap High Dividend Low Volatility Portfolio	0.30	09/29/16	11/28/16	12/01/16	04/20/18
PowerShares S&P® SmallCap Industrials Portfolio	0.29	03/23/10	04/06/10	04/07/10	04/20/18
PowerShares S&P® SmallCap Information Technology Portfolio	0.29	03/23/10	04/06/10	04/07/10	04/20/18
PowerShares S&P International Developed High Dividend Low Volatility Portfolio	0.30	09/29/16	11/28/16	12/01/16	04/20/18
PowerShares S&P SmallCap Low Volatility Portfolio	0.25	12/16/10	2/14/13	2/15/13	04/20/18
PowerShares S&P® SmallCap Materials Portfolio	0.29	03/23/10	04/06/10	04/07/10	04/20/18
PowerShares S&P SmallCap Quality Portfolio	0.29	03/07/17	03/30/17	04/06/17	04/20/18

USA/Fund Grouping/PowerShares Exchange-Traded Fund Trust II/Agreements/Advisory Agreements/2017/Trust II - Advisory Agreement (Unitary Fee) with 12.19.17 schedule

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
PowerShares S&P® SmallCap Utilities Portfolio	0.29	03/23/10	04/06/10	04/07/10	04/20/18
PowerShares Senior Loan Portfolio	0.65	01/18/11	03/02/11	03/03/11	04/20/18
PowerShares Taxable Municipal Bond Portfolio	0.28	09/24/09	11/16/09	11/17/09	04/20/18
PowerShares Treasury Collateral Portfolio	0.08	09/29/16	01/07/17	01/12/17	04/20/18
PowerShares VRDO Tax-Free Weekly Portfolio	0.25	10/02/07	11/13/07	11/14/07	04/20/18
PowerShares Variable Rate Preferred Portfolio	0.50	03/04/14	04/30/14	05/01/14	04/20/18

USA/Fund Grouping/PowerShares Exchange-Traded Fund Trust II/Agreements/Advisory Agreements/2017/Trust II - Advisory Agreement (Unitary Fee) with 12.19.17 schedule

POWERSHARES EXCHANGE-TRADED FUND TRUST II
Attest

By:	/s/ Peter Davidson		By:	/s/ Daniel E. Draper
	Name:	Peter Davidson		Name:	Daniel E. Draper
	Title:	Assistant Secretary		Title	President

INVESCO POWERSHARES CAPITAL MANAGEMENT LLC
Attest

By:	/s/ Peter Davidson		By:	Daniel E. Draper
	Name:	Peter Davidson		Name:	Daniel E. Draper
	Title:	Assistant Secretary		Title:	Managing Director

USA/Fund Grouping/PowerShares Exchange-Traded Fund Trust II/Agreements/Advisory Agreements/2017/Trust II - Advisory Agreement (Unitary Fee) with 12.19.17 schedule